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                       CONSENT OF INDEPENDENT ACCOUNTANTS


G-I Holdings, Inc.:

As independent public accountants, we hereby consent to the use of our report and all references to our firm included in or made a part of this registration statement.

                                   /S/ ARTHUR ANDERSEN LLP
                                       -------------------------
                                       ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 5, 1996